Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(NASDAQ: PACW)

Contact:	Matthew P. Wagner	Victor R. Santoro
	Chief Executive Officer	Executive Vice President and CFO
	10250 Constellation Boulevard	10250 Constellation Boulevard
	Suite 1640	Suite 1640
	Los Angeles, CA 90067	Los Angeles, CA 90067

Phone:	310-728-1020	310-728-1021
Fax:	310-201-0498	310-201-0498

FOR IMMEDIATE RELEASE	January 18, 2012

PACWEST BANCORP ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND FISCAL 2011

Fourth Quarter of 2011 Highlights

•                  Net Earnings of $13.9 Million or $0.38 Per Diluted Share

•                  Net Interest Margin of 5.00%

•                  Return on Average Assets and Equity of 1.00% and 10.22%

•                  Tangible Book Value Per Share Increases to $13.14

•                  Credit Loss Reserve at 3.34% of Net Non-Covered Loans and 161% of Non-Covered Nonaccrual Loans

•                  Noninterest-Bearing Deposits at 37% and Core at 79% of Total Deposits

Fiscal 2011 Highlights

•                  Net Earnings of $50.7 Million or $1.37 Per Diluted Share

•                  Return on Average Assets and Equity of 0.92% and 9.92%

•                  Core Deposit Growth of $191.7 Million

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the fourth quarter of 2011 of $13.9 million, or $0.38 per diluted share, compared to net earnings for the third quarter of 2011 of $13.3 million, or $0.36 per diluted share, and net earnings of $50.7 million for fiscal 2011, or $1.37 per diluted share, compared to a $62.0 million net loss, or $1.77 per diluted share, for fiscal 2010.

This press release contains certain non-GAAP financial disclosures for tangible common equity, pre-credit, pre-tax earnings, and credit cost adjusted efficiency ratios.  The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  Given the use of tangible common equity amounts and ratios is prevalent among banking regulators, investors and analysts, we disclose our tangible common equity ratios in addition to equity-to-assets ratios.  Also, as analysts and investors view pre-credit, pre-tax earnings as an indicator of the Company’s ability to absorb credit losses, we disclose this amount in addition to net earnings.  We disclose the credit cost adjusted efficiency ratio as it eliminates the volatility of FDIC loss sharing income and OREO expenses from the base efficiency ratio and shows the trend in overhead-related noninterest expense relative to net revenues.

Please refer to the tables at the end of this release for a presentation of performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measures to the GAAP financial measures.

FOURTH QUARTER RESULTS

	Three Months Ended
	December 31,	September 30,
	2011	2011
	(Dollars in thousands, except per share data)
Financial Highlights:
Net earnings	$13,883	$13,304
Diluted earnings per share	$0.38	$0.36
Annualized return on average assets	1.00%	0.97%
Annualized return on average equity	10.22%	10.11%
Net interest margin	5.00%	5.15%
Efficiency ratio	60.4%	67.9%

At Quarter End:
Allowance for credit losses to non-covered loans, net of unearned income (1)	3.34%	3.34%
Allowance for credit losses to non-covered nonaccrual loans (1)	161.0%	161.0%
Equity to assets ratios:
PacWest Bancorp Consolidated	9.88%	9.82%
Pacific Western Bank	11.35%	11.59%
Tangible common equity ratios:
PacWest Bancorp Consolidated	8.95%	8.85%
Pacific Western Bank	10.43%	10.64%

(1) Non-covered loans exclude loans covered by loss sharing agreements with the FDIC.

The $579,000 increase in net earnings for the linked quarters was due to lower covered OREO costs of $4.6 million ($2.7 million after tax) and higher FDIC loss sharing income of $1.7 million ($1.0 million after tax), offset by a higher provision for credit losses on covered loans of $3.8 million ($2.2 million after tax) and lower net interest income of $668,000 ($387,000 after tax).

Covered OREO costs declined due to lower write-downs in the current quarter.  FDIC loss sharing income grew due to the higher provision for credit losses on covered loans.  Net interest income declined due to lower average loans and lower accelerated accretion of discounts on covered loan payoffs, offset by lower interest expense on deposits.

Net credit costs on a pre-tax basis are shown in the following table:

	Three Months Ended
	December 31,	September 30,
	2011	2011
	(In thousands)
Provision for credit losses on non-covered loans	$—	$—
Non-covered OREO expense, net	1,714	2,293
Total non-covered credit costs	1,714	2,293

Provision for credit losses on covered loans	4,122	348
Covered OREO expense, net	226	4,813
Total covered net credit costs	4,348	5,161
Less: FDIC loss sharing income, net	2,667	963
Adjusted covered net credit costs	1,681	4,198

Total net credit costs	$3,395	$6,491

The provision for credit losses for the fourth quarter had two components: no provision for non-covered loans and $4.1 million for covered loans.  The lack of a fourth quarter non-covered credit loss provision was based on our allowance methodology which reflected (a) non-covered loan net charge-offs of $2.8 million, (b) the levels and trends of nonaccrual and classified loans, (c) the migration of loans into various risk classifications, and (d) a decline in outstanding non-covered loans.  During the fourth quarter, nonaccrual loans declined by $1.7 million to $58.3 million, classified loans increased by $7.8 million to $185.6 million, and gross non-covered loans declined $85.7 million to $2.8 billion.

The covered loan credit loss provision was driven by decreases in expected cash flows on covered loan pools compared to those previously estimated.  The covered loan credit loss provision and covered OREO expense are offset by an increase in FDIC loss sharing income, which represents the FDIC’s share of these net costs. FDIC loss sharing income also includes reductions of the FDIC loss sharing asset when expected cash flows on covered loan pools improve.

Matt Wagner, Chief Executive Officer, commented, “We are pleased to post another profitable quarter, with net earnings reaching $13.9 million for the fourth quarter and $50.7 million for the year.  Credit quality ratios remained stable as our legacy credit loss reserve represented 3.34% of legacy loans and 161% of legacy nonaccruals at the end of December.  Although loan portfolio growth remains tepid, we continue to retain many maturing lending relationships that contribute positively to our profitability and net interest margin.”

Mr. Wagner continued, “We continue to generate significant core earnings, which strengthens our balance sheet, gives us operating flexibility, and enables us to take advantage of opportunities when they arise.  Our earnings and capital levels enabled us to pay an $0.18 per share dividend last quarter and gives us dividend flexibility going forward.  Our strong balance sheet enabled our acquisition of Marquette Equipment Finance, a leasing operation with $166 million in earning assets, which we closed on January 3rd.  This acquisition diversifies our loan portfolio, expands our product line, and provides growth opportunities.  It also importantly deployed our excess liquidity into higher-yielding assets.”

Vic Santoro, Executive Vice President and Chief Financial Officer, stated, “The fourth quarter repeated the solid performance of our third quarter, with a strong net interest margin, lower overhead, stable credit metrics, core deposit generation and a strong capital base.  Our fourth quarter net interest margin of 5.00% is one of the highest in the nation as our loan yield held steady at 6.87% and all-in deposit cost dropped 8 basis points to 0.36%.  Operating costs continue to be controlled, demonstrated by a $1.4 million decline in noninterest expense when OREO costs, severance costs and acquisition costs are excluded.  Core deposits were up $89 million, including a $57 million increase in non-interest bearing demand deposits.  The Company’s and the Bank’s capital positions remain well in excess of the well-capitalized regulatory minimums, and the Company’s tangible capital increased to $13.14 per share at December 31 compared to $12.91 at the end of September.”

YEAR TO DATE RESULTS

	Year Ended December 31,
	2011	2010
	(Dollars in thousands, except per share data)
Financial Highlights:
Net earnings (loss)	$50,704	$(62,016)
Diluted earnings (loss) per share	$1.37	$(1.77)
Annualized return on average assets	0.92%	(1.14)%
Annualized return on average equity	9.92%	(12.56)%
Net interest margin	5.26%	5.02%
Efficiency ratio	61.2%	64.5%

The increase in net earnings for 2011 over 2010 was due mostly to a lower provision for credit losses.  The provision for 2010 included $85.7 million related to the sales of $398.5 million of non-covered classified loans; there were no similar sales of classified loans in the current year.   When compared to 2010, 2011 shows higher net interest income of $13.3 million ($7.7 million after tax), lower provision for credit losses of $185.9 million ($107.8 million after tax), lower FDIC loss sharing income of $15.0 million ($8.7 million after tax), and lower noninterest expense of $8.8 million ($5.1 million after tax).  The increase in net interest income was due to higher interest income on investment securities from purchases during 2011 and lower interest expense on deposits from reduced interest rates, offset by lower interest income on loans due mostly to a lower average balance.  The decline in FDIC loss sharing income is directly related to lower net credit costs on covered loans and OREO.  The decline in noninterest expense reflects lower non-covered OREO costs, insurance and assessment costs, and other expense, offset partially by higher covered OREO costs and other professional services expense.

The comparability of financial information is affected by our acquisitions. Operating results include the operations of Los Padres Bank, which was acquired in August 2010 and added $824 million in assets and nine branch offices.

BALANCE SHEET CHANGES

Asset growth of $34.3 million during the fourth quarter was due to higher balances in interest-earning deposits in financial institutions and investment securities, offset by lower loan balances.  During the fourth quarter, interest-earning deposits in financial institutions increased $130.1 million from positive cash flows and investment securities available-for-sale increased $64.6 million from purchases.  The loan portfolio continues to decline generally due to repayments and resolution activities, as the Bank continues to selectively generate loans and renew maturing loans consistent with our portfolio goals and credit quality and pricing standards.  The non-covered loan portfolio declined $85.7 million on a gross basis, attributable to decreases of $39.4 million and $49.4 million in construction and real estate mortgage loans.  The reduction in construction loans is due mostly to the payoff of one loan for $30 million.  The covered loan portfolio declined $58.0 million.  At December 31, 2011, non-covered loans, net of unearned income, totaled $2.8 billion and the covered loan portfolio was $703.0 million.

Total deposits grew $23.1 million during the fourth quarter to $4.6 billion at December 31, 2011.  Time deposits decreased $66.4 million during the fourth quarter to $967.9 million at December 31, 2011.  Core deposits, which include noninterest-bearing demand, interest checking, money market, and savings accounts, grew $89.5 million during the fourth quarter with increases of $57.5 million, $30.4 million, and $3.1 million in noninterest-bearing, money market deposits, and interest checking deposits, respectively.  At December 31, 2011, core deposits totaled $3.6 billion, or 79% of total deposits at that date.  Noninterest-bearing demand deposits were $1.7 billion at December 31, 2011 and represented 37% of total deposits at that date.

COVERED ASSETS

As part of the Los Padres and Affinity acquisitions we entered into loss sharing agreements with the FDIC that cover a substantial portion of losses incurred after the acquisition dates on covered loans and other real estate owned, and in the case of the Affinity acquisition, certain investment securities.

A summary of covered assets is shown in the following table as of the dates indicated:

	December 31,	September 30,	December 31,
Covered Assets	2011	2011	2010
	(In thousands)
Loans, net	$703,023	$761,059	$908,576
Investment securities	45,149	47,213	50,437
Other real estate owned, net	33,506	32,301	55,816
Total covered assets	$781,678	$840,573	$1,014,829

NET INTEREST INCOME

Net interest income was $63.8 million for the fourth quarter of 2011 compared to $64.4 million for the third quarter of 2011.  The $668,000 decline was due to a $1.7 million decrease in loan interest income from lower average loans. Offsetting the decline in interest income was a reduction in interest expense of $937,000 due to lower rates on all interest-bearing deposits and a decline in average time deposits.

Net interest income grew $13.3 million to $262.6 million during 2011.  This change was due to a $5.0 million increase in interest income and an $8.3 million decrease in interest expense.  The increase in interest income was due mainly to purchases of investment securities, offset by lower average loans.  The decrease in interest expense was due to a lower average rate on money market deposits, lower average time deposits and lower average borrowings as $260 million of FHLB advances were repaid in the first half of 2010 and another $50 million were repaid in December 2010.

NET INTEREST MARGIN

Our net interest margin for the fourth quarter of 2011 was 5.00%, a decrease of 15 basis points from the 5.15% reported for the third quarter of 2011.  The decrease reflected a shift in the mix of average interest-earning assets to lower yielding investment securities from higher yielding loans and lower accelerated accretion of discounts on covered loan payoffs.  Average interest-earning assets increased $91.1 million for the linked quarters including a $141.1 million increase in average investment securities.

The net interest margin has been impacted by the accelerated accretion of discounts on covered loan payoffs and loans being placed on or removed from nonaccrual status.  The effects of such items on the net interest margin are shown in the following table:

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,
	2011	2011	2011
Net interest margin as reported	5.00%	5.15%	5.26%
Less:
Accelerated accretion of purchase discounts on covered loan payoffs	0.02%	0.10%	0.18%
Nonaccrual loan interest	0.01%	0.03%	0.01%
Net interest margin as adjusted	4.97%	5.02%	5.07%

The yield on average loans was 6.87% for the fourth and third quarters of 2011.  The combination of accelerated accretion of discounts on covered loan payoffs and nonaccrual loan interest positively impacted the loan yield for the fourth quarter by 4 basis points and the third quarter by 17 basis points.  The cost of interest-bearing deposits declined 12 basis points to 0.57%  due to lower rates on interest-bearing deposits and lower average time deposits, and all-in deposit cost declined 8 basis points to 0.36%.

The net interest margin for the year ended December 31, 2011 was 5.26% compared to 5.02% for the same period last year.  The increase was due to a higher yield on loans, lower costs for money market deposits and subordinated debentures, and a lower average balance of FHLB advances.  This was offset partially by a shift in the mix of average interest-earning assets to lower yielding investment securities from higher yielding loans. Average interest-earning assets increased $21.8 million due mostly to a $424.9 million increase in average investment securities while average loans decreased $313.3 million.

NONINTEREST INCOME

Noninterest income for the fourth quarter of 2011 totaled $8.3 million compared to $7.1 million for the third quarter of 2011.  The $1.1 million increase was due to higher FDIC loss sharing income of $1.7 million stemming from a higher provision for credit losses on covered loans.   FDIC loss sharing income also includes reductions of the FDIC loss sharing asset when the estimated amount of losses collectible from the FDIC decreases; this occurs when expected cash flows on covered loan pools improve during a reporting period causing the carrying value of the FDIC loss sharing asset to be reduced.

Noninterest income declined by $11.8 million to $31.4 million during the year ended December 31, 2011 compared to the same period last year.  This reduction was attributable to a decrease in FDIC loss sharing income.

NONINTEREST EXPENSE

Noninterest expense decreased $5.1 million to $43.5 million during the fourth quarter of 2011 compared to $48.6 million for the third quarter of 2011.  This change was due mostly to lower covered OREO costs.  Covered OREO costs decreased by $4.6 million due to lower write-downs of $7.7 million and lower gains on sales of $3.1 million.   The fourth quarter included an $885,000 charge to compensation related to a staff reduction, which is expected to result in annual savings of approximately $2.4 million, and $600,000 in acquisition costs related to the Marquette Equipment Finance transaction; there were no similar items in the prior quarter.  The decline of $293,000 in other professional services was due mostly to internal audit transition costs recognized in the third quarter and a recovery of $368,000 in legal costs from an insurance claim in the fourth quarter.  The decline of $286,000 in occupancy costs was due mostly to third quarter leasing commissions and a lease buyout.

Noninterest expense includes amortization of time-based restricted stock, which is included in compensation, and intangible asset amortization.  Amortization of restricted stock totaled $1.4 million and $2.1 million for the fourth and third quarters of 2011, respectively.  Intangible asset amortization totaled $1.8 million and $2.0 million for the fourth and third quarters of 2011, respectively.

Noninterest expense declined by $8.8 million to $180.0 million during 2011.   This reduction was attributable to decreases in non-covered net OREO costs, insurance and assessments expense, and other expense, offset partially by increases in covered OREO costs and other professional services.  Non-covered OREO costs declined $5.3 million due to lower write-downs of $7.2 million, offset by lower gains on sales of $1.8 million.  Covered OREO costs increased by $1.2 million due to higher write-downs, which were offset by higher gains on sales.  The increase in other professional services was due to higher legal costs for ongoing credit work-outs.

Amortization of restricted stock totaled $7.6 million and $8.5 million for the year ended December 31, 2011 and 2010, respectively.  Intangible asset amortization totaled $8.4 million for the year ended December 31, 2011 compared to $9.6 million for the same period last year.

CREDIT QUALITY

	December 31,	September 30,	December 31,
	2011	2011	2010
	(Dollars in thousands)
Non-Covered Credit Quality Metrics:
Allowance for credit losses to loans, net of unearned income	3.34%	3.34%	3.30%
Allowance for credit losses to nonaccrual loans	161.0%	161.0%	110.8%
Nonperforming assets to loans, net of unearned income, and other real estate owned	3.73%	3.68%	3.76%
Nonaccrual loans	$58,260	$59,968	$94,183
Classified loans (1)	$185,560	$177,745	$214,009

(1) Classified loans are those with a credit risk rating of substandard or doutbtful.

Credit Loss Provisions

The provision for credit losses for the fourth and third quarters totaled $4.1 million and $348,000, respectively; such provisions related only to the covered loan portfolio.  The provision level on the non-covered portfolio is generated by our allowance methodology and reflects net charge-offs, the levels of nonaccrual and classified loans, and the migration of loans into various risk classifications.  The provision for credit losses on the covered loans increases the covered loan allowance for credit losses and results from decreases in expected cash flows on covered loans compared to those previously estimated.

Fourth quarter of 2011 net charge-offs on non-covered loans totaled $2.8 million compared to third quarter net charge-offs of $6.0 million. The allowance for credit losses on the non-covered portfolio totaled $93.8 million and $96.5 million at December 31, 2011 and September 30, 2011, respectively, and represented 3.34% of the non-covered loan balances at both those dates.  The allowance for credit losses as a percent of nonaccrual loans was 161% at December 31, 2011 and September 30, 2011.

Non-covered Nonaccrual Loans and Other Real Estate Owned

Non-covered nonperforming assets include non-covered nonaccrual loans and non-covered OREO and totaled $106.7 million at December 31, 2011 compared to $108.2 million at September 30, 2011.  The $1.5 million decline in non-covered nonperforming assets was due to reductions of $1.7 million in nonaccrual loans and an increase of $152,000 in OREO.   The ratio of non-covered nonperforming assets to non-covered loans and non-covered OREO increased to 3.73% at December 31, 2011 from 3.68% at September 30, 2011 due to a decline in outstanding non-covered loans.

The amount of new nonaccrual loans has slowed significantly in 2011 as shown in the following chart:

Volume of New Nonaccrual Loans
(In millions)

1Q09	$99.8
2Q09	$57.5
3Q09	$85.0
4Q09	$120.4
1Q10	$18.1
2Q10	$25.2
3Q10	$26.5
4Q10	$21.4
1Q11	$23.2
2Q11	$16.2
3Q11	$8.8
4Q11	$8.7

The following table presents our non-covered nonaccrual loans and accruing loans past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Nonaccrual Loans (1)				Accruing and
	December 31, 2011		September 30, 2011		30 - 89 Days Past Due (1)
		% of		% of	December 31,	September 30,
		Loan		Loan	2011	2011
	Balance	Category	Balance	Category	Balance	Balance
	(Dollars in thousands)
Real estate mortgage:
Hospitality	$7,251	5.0%	$7,336	5.0%	$—	$—
SBA 504	2,800	4.8%	2,895	4.9%	—	3,168
Other commercial	19,060	1.2%	19,378	1.2%	13,055	14,664
Residential	2,226	1.2%	2,315	1.3%	182	400
Total real estate mortgage	31,337	1.6%	31,924	1.6%	13,237	18,232
Real estate construction and land:
Residential	1,086	6.1%	1,091	5.4%	—	—
Commercial	6,194	6.5%	9,399	7.1%	2,290	—
Total real estate construction	7,280	6.4%	10,490	6.9%	2,290	—
Commercial:
Collateralized	8,186	2.0%	4,769	1.2%	593	396
Unsecured	3,057	3.9%	4,887	6.9%	4	73
Asset-based	14	0.0%	15	0.0%	—	—
SBA 7(a)	7,801	26.9%	7,318	24.4%	434	828
Total commercial	19,058	2.8%	16,989	2.5%	1,031	1,297
Consumer	585	2.5%	565	2.7%	31	53
Total non-covered loans	$58,260	2.1%	$59,968	2.1%	$16,589	$19,582

(1) Excludes covered loans.

The $1.7 million decline in non-covered nonaccrual loans during the fourth quarter was attributable to (a) foreclosures of $1.3 million, (b) other reductions, payoffs and returns to accrual status of $5.3 million, (c) charge-offs of $3.8 million, and (d) additions of $8.7 million.

Below is a summary of the ten largest lending relationships on nonaccrual status, excluding SBA-related loans, at December 31, 2011:

Nonaccrual
Amount	Description
(In thousands)

$10,226	This loan is secured by three airplane hangar structures and two office buildings in Los Angeles County, California. (1)

7,251	This loan is secured by two hotels in San Diego County, California. The borrower is paying according to the restructured terms of the loan. (1)

3,813	This loan is secured by four industrial warehouse buildings in Riverside County, California. The borrower is paying according to the restructured terms of the loan. (1)

3,585	This loan is unsecured. The borrower is paying according to the restructured terms of the loan.

2,520	This loan is secured by a strip retail center in Riverside County, California. The borrower is paying according to the restructured terms of the loan. (1)

2,306	This loan is unsecured and has a specific reserve for 95% of the balance. The borrower is paying according to the restructured terms of the loan. (1)

1,963	This loan is secured by a multi-tenant industrial building in Riverside County, California. The borrower is paying according to the restructured terms of the loan.

1,701	Two unsecured loans that are fully reserved for. (1)

1,553	Loan secured by unimproved land in Imperial County, California. (1)

1,492	This loan is secured by a medical-related office building in Los Angeles County, California. The borrower is paying according to the restructured terms of the loan. (1)

$36,410	Total

(1) On nonaccrual status at September 30, 2011

The following table presents the details of non-covered and covered OREO as of the dates indicated:

	December 31, 2011		September 30, 2011
	Non-Covered	Covered	Non-Covered	Covered
Property Type	OREO	OREO	OREO	OREO
	(In thousands)
Commercial real estate	$23,003	$15,053	$21,431	$14,151
Construction and land development	24,788	15,461	26,093	14,676
Multi-family	—	—	—	1,656
Single family residences	621	2,992	736	1,818
Total OREO	$48,412	$33,506	$48,260	$32,301

While the overall OREO values changed little quarter-to-quarter, there continues to be ongoing foreclosure and sales activity with offsetting effects on the total carrying value.  The fourth quarter included 11 foreclosures totaling $11.7 million, 10 sales removing $8.3 million in OREO, and $2.0 million in valuation adjustments.  The majority of foreclosure activity relates to covered OREO, with the largest foreclosure totaling $2.8 million on a self-storage facility.  The sales velocity remained relatively consistent during the quarter with the 10 sales, and there are two legacy OREO sales expected to close in January 2012 which will reduce legacy OREO by $3.0 million.  The non-covered construction and land development category above includes foreclosed undeveloped land located in Ventura County having a carrying value of $22 million.

The following table presents non-covered and covered OREO activity for the fourth quarter:

	Three Months Ended
	December 31, 2011
	Non-Covered	Covered	Total
	OREO	OREO	OREO
	(In thousands)
Beginning of period	$48,260	$32,301	$80,561
Foreclosures	1,296	10,120	11,416
Payments to third parties (1)	238	10	248
Provision for losses	(1,071)	(912)	(1,983)
Reductions related to sales	(311)	(8,013)	(8,324)
End of period	$48,412	$33,506	$81,918

Net gain on sale	$22	$784	$806

(1) Represent amounts due to participants and for guarantees, property taxes or any other prior lien positions.

REGULATORY CAPITAL MEASURES ARE ABOVE THE WELL-CAPITALIZED MINIMUMS

PacWest and its wholly-owned banking subsidiary, Pacific Western Bank, each remained well capitalized at December 31, 2011 as shown in the following table:

	December 31, 2011
	Well	Pacific	PacWest
	Capitalized	Western	Bancorp
	Requirement	Bank	Consolidated
Tier 1 leverage capital ratio	5.00%	9.73%	10.42%
Tier 1 risk-based capital ratio	6.00%	14.95%	15.94%
Total risk-based capital ratio	10.00%	16.22%	17.22%
Tangible common equity ratio	N/A	10.43%	8.95%

MARQUETTE EQUIPMENT FINANCE ACQUISITION

On January 3, 2012, Pacific Western Bank completed the acquisition of Marquette Equipment Finance, or MEF, a specialty equipment leasing company located in Midvale, Utah.  MEF focuses on business-essential equipment leases throughout the United States with transactions primarily in the mid-ticket segment.

Pacific Western Bank acquired all of the capital stock of MEF from Meridian Bank, N.A. for $35 million in cash.  MEF’s tangible net assets after our fair value adjustments were $18 million at December 31, 2011.

At December 31, 2011, MEF had approximately $166 million in gross leases outstanding, with no leases on nonaccrual status.  MEF’s leases are spread across 18 industries, with the top three being financial services/insurance, manufacturing, and health care and representing 68% of the lease portfolio balance.  The weighted average yield on the lease portfolio at year end 2011 was approximately 9% and its weighted average remaining maturity was 34 months.  In addition, Pacific Western Bank assumed $154 million in outstanding debt and other liabilities, which included $129 million payable to MEF’s former parent.  Pacific Western Bank repaid this amount on the closing date from its excess liquidity on deposit at the Federal Reserve Bank.  This resulted in MEF’s interest-earning assets being funded with our low-cost deposit base.

MEF will continue operating under the name Marquette Equipment Finance as a subsidiary of Pacific Western Bank on a temporary basis.  Pacific Western Bank has committed to changing MEF’s name within one year and Pacific Western Bank is in the process of integrating MEF into the Bank, after which MEF will operate as a division of the Bank instead of a standalone subsidiary  The integration of MEF into the Bank is expected to occur during the first quarter of 2012.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with $5.5 billion in assets as of December 31, 2011, with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). Through 76 full-service community banking branches, Pacific Western provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western’s branches are located throughout California in Los Angeles, Orange, Riverside, San Bernardino, Santa Barbara, San Diego, San Francisco, San Luis Obispo, San Mateo and Ventura Counties.  Through its subsidiaries, BFI Business Finance and Marquette Equipment Finance, and its division First Community Financial, Pacific Western also provides working capital financing and equipment leasing to growing companies located throughout the United States, with a focus on the Southwestern U.S., primarily in Arizona, California, Utah and Texas. Additional information regarding PacWest Bancorp is available on the Internet at www.pacwestbancorp.com.  Information regarding Pacific Western Bank is also available on the Internet at www.pacificwesternbank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete future acquisitions, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all; settlements with the FDIC related to our loss-sharing arrangement and other adjustments related to the Los Padres Bank and Affinity Bank acquisitions; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces net interest margins; asset/liability repricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war, including the conflicts in the Middle East; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in PacWest’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, PacWest’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. PacWest assumes no obligation to update such forward-looking statements.

For a more complete discussion of risks and uncertainties, investors and security holders are urged to read PacWest Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by PacWest with the SEC.  The documents filed by PacWest with the SEC may be obtained at PacWest Bancorp’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from PacWest by directing a request to: PacWest Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821.  Attention: Investor Relations. Telephone 714-671-6800.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	September 30,	December 31,
	2011	2011	2010
	(In thousands, except per share and share data)
ASSETS
Cash and due from banks	$92,342	$94,112	$82,170
Interest-earning deposits in financial institutions	203,275	73,209	26,382
Total cash and cash equivalents	295,617	167,321	108,552

Non-covered securities available-for-sale	1,281,209	1,214,563	823,579
Covered securities available-for-sale	45,149	47,213	50,437
Total securities available-for-sale, at estimated fair value	1,326,358	1,261,776	874,016
Federal Home Loan Bank stock, at cost	46,106	48,342	55,040
Total investment securities	1,372,464	1,310,118	929,056

Non-covered loans, net of unearned income	2,807,713	2,893,637	3,161,055
Allowance for loan losses	(85,313)	(90,110)	(98,653)
Total non-covered loans, net	2,722,400	2,803,527	3,062,402
Covered loans, net	703,023	761,059	908,576
Total loans	3,425,423	3,564,586	3,970,978

Non-covered other real estate owned, net	48,412	48,260	25,598
Covered other real estate owned, net	33,506	32,301	55,816
Total other real estate owned	81,918	80,561	81,414

Premises and equipment, net	23,068	22,919	22,578
Goodwill	39,141	39,141	47,301
Core deposit and customer relationship intangibles	17,415	19,251	25,843
Cash surrender value of life insurance	67,469	67,004	66,182
FDIC loss sharing asset	95,187	89,197	116,352
Other assets	110,535	133,793	160,765
Total assets	$5,528,237	$5,493,891	$5,529,021

LIABILITIES
Noninterest-bearing demand deposits	$1,685,799	$1,628,253	$1,465,562
Interest-bearing deposits	2,891,654	2,926,143	3,184,136
Total deposits	4,577,453	4,554,396	4,649,698
Borrowings	225,000	225,000	225,000
Subordinated debentures	129,271	129,347	129,572
Accrued interest payable and other liabilities	50,310	45,680	45,954
Total liabilities	4,982,034	4,954,423	5,050,224
STOCKHOLDERS’ EQUITY (1)	546,203	539,468	478,797
Total liabilities and stockholders’ equity	$5,528,237	$5,493,891	$5,529,021

(1) Includes net unrealized gain on securities available-for-sale, net	$22,803	$23,324	$3,969

Tangible book value per share	$13.14	$12.91	$11.06
Book value per share	$14.66	$14.48	$13.06

Shares outstanding (includes unvested restricted shares of 1,675,730 at December 31, 2011; 1,762,870 at September 30, 2011; and 1,230,582 at December 31, 2010)	37,254,318	37,258,832	36,672,429

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2011	2011	2010	2011	2010
	(In thousands, except per share data)
Interest income:
Loans	$61,684	$63,347	$70,597	$260,143	$265,136
Investment securities	9,107	9,077	7,222	34,785	24,564
Deposits in financial institutions	122	94	79	356	584
Total interest income	70,913	72,518	77,898	295,284	290,284

Interest expense:
Deposits	4,103	5,072	6,028	20,649	26,237
Borrowings	1,782	1,782	2,113	7,071	9,126
Subordinated debentures	1,255	1,223	1,237	4,923	5,594
Total interest expense	7,140	8,077	9,378	32,643	40,957

Net interest income	63,773	64,441	68,520	262,641	249,327

Provision for credit losses:
Non-covered loans	—	—	35,315	13,300	178,992
Covered loans	4,122	348	(1,100)	13,270	33,500
Total provision for credit losses	4,122	348	34,215	26,570	212,492

Net interest income after provision for credit losses	59,651	64,093	34,305	236,071	36,835

Noninterest income:
Service charges on deposit accounts	3,326	3,545	3,305	13,829	11,561
Other commissions and fees	1,864	2,052	1,896	7,616	7,291
Other-than-temporary impairment loss on securities	—	—	—	—	(874)
Increase in cash surrender value of life insurance	337	359	320	1,443	1,440
FDIC loss sharing income (expense), net	2,667	963	(4,473)	7,776	22,784
Other income	60	224	404	762	1,036
Total noninterest income	8,254	7,143	1,452	31,426	43,238

Noninterest expense:
Compensation	21,597	21,557	23,944	86,800	87,483
Occupancy	7,137	7,423	7,233	28,685	27,639
Data processing	2,132	2,228	2,556	8,964	8,538
Other professional services	1,946	2,239	1,560	8,986	7,835
Business development	609	548	570	2,321	2,463
Communications	640	678	919	3,011	3,329
Insurance and assessments	1,590	1,641	2,369	7,171	9,685
Non-covered other real estate owned, net	1,714	2,293	1,093	7,010	12,310
Covered other real estate owned, net	226	4,813	699	3,666	2,460
Intangible asset amortization	1,836	1,977	2,360	8,428	9,642
Acquisition costs	600	—	273	600	732
Other expense	3,442	3,190	5,710	14,351	16,687
Total noninterest expense	43,469	48,587	49,286	179,993	188,803

Earnings (loss) before income taxes	24,436	22,649	(13,529)	87,504	(108,730)
Income tax (expense) benefit	(10,553)	(9,345)	5,841	(36,800)	46,714
Net earnings (loss)	$13,883	$13,304	$(7,688)	$50,704	$(62,016)

Earnings per share information:
Basic earnings (loss) per share	$0.38	$0.36	$(0.22)	$1.37	$(1.77)
Diluted earnings (loss) per share	$0.38	$0.36	$(0.22)	$1.37	$(1.77)
Basic weighted average shares	35,548.0	35,488.5	35,406.5	$35,490.8	$35,108.1
Diluted weighted average shares	35,548.0	35,488.5	35,406.5	$35,490.8	$35,108.1

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND YIELD ANALYSIS

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2011	2011	2010	2011	2010
	(Dollars in Thousands)
Average Assets:
Loans, net of unearned income	$3,562,766	$3,656,184	$4,216,088	$3,755,190	$4,068,450
Investment securities	1,309,931	1,168,822	886,392	1,100,869	675,979
Interest-earning deposits in financial institutions	186,147	142,691	116,721	136,447	226,276
Average interest-earning assets	5,058,844	4,967,697	5,219,201	4,992,506	4,970,705
Other assets	463,328	486,276	531,829	492,577	455,005
Average total assets	$5,522,172	$5,453,973	$5,751,030	$5,485,083	$5,425,710

Average liabilities:
Interest checking deposits	$488,783	$489,988	$494,313	$491,145	$458,703
Money market deposits	1,229,387	1,222,787	1,305,199	1,227,482	1,230,924
Savings deposits	157,617	154,922	139,228	150,837	121,793
Time deposits	1,003,939	1,049,805	1,327,869	1,077,930	1,181,735
Average interest-bearing deposits	2,879,726	2,917,502	3,266,609	2,947,394	2,993,155
Borrowings	225,011	225,022	272,848	225,542	324,150
Subordinated debentures	129,319	129,395	129,621	129,432	129,703
Average interest-bearing liabilities	3,234,056	3,271,919	3,669,078	3,302,368	3,447,008
Noninterest-bearing demand deposits	1,702,543	1,616,012	1,538,748	1,627,729	1,437,493
Other liabilities	46,777	43,983	47,002	43,996	47,586
Average total liabilities	4,983,376	4,931,914	5,254,828	4,974,093	4,932,087
Average stockholders’ equity	538,796	522,059	496,202	510,990	493,623
Average liabilities and stockholders’ equity	$5,522,172	$5,453,973	$5,751,030	$5,485,083	$5,425,710

Average deposits	$4,582,269	$4,533,514	$4,805,357	$4,575,123	$4,430,648

Yield on:
Average loans	6.87%	6.87%	6.64%	6.93%	6.52%
Average investment securities	2.76%	3.08%	3.23%	3.16%	3.63%
Average interest-earning deposits	0.26%	0.26%	0.27%	0.26%	0.26%
Average interest-earning assets	5.56%	5.79%	5.92%	5.91%	5.84%

Cost of:
Average interest-bearing deposits	0.57%	0.69%	0.73%	0.70%	0.88%
Average borrowings	3.14%	3.14%	3.07%	3.14%	2.82%
Average subordinated debentures	3.85%	3.75%	3.79%	3.80%	4.31%
Average interest-bearing liabilities	0.88%	0.98%	1.01%	0.99%	1.19%

Interest rate spread (1)	4.68%	4.81%	4.91%	4.92%	4.65%
Net interest margin (2)	5.00%	5.15%	5.21%	5.26%	5.02%

Cost of average deposits/all-in deposit cost (3)	0.36%	0.44%	0.50%	0.45%	0.59%

(1) Interest rate spread is calculated as the yield on average interest-earning assets less the cost of average interest-bearing liabilities.

(2) Net interest margin is calculated as annualized net interest income divided by average interest-earning assets.

(3) Cost of average deposits/all-in deposit cost is calculated as annualized interest expense on deposits divided by average deposits.

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan Segment	2011	2011	2011	2011	2010
	(In thousands)
Real estate mortgage	$1,982,464	$2,031,893	$2,073,868	$2,172,923	$2,274,733
Commercial	671,939	671,963	640,805	667,401	663,557
Real estate construction	113,059	152,411	160,254	176,758	179,479
Consumer	23,711	20,621	22,248	21,815	25,058
Foreign:
Commercial	19,531	19,532	18,633	21,808	21,057
Other, including real estate	1,401	1,400	1,442	1,488	1,551
Total gross non-covered loans	$2,812,105	$2,897,820	$2,917,250	$3,062,193	$3,165,435

PACWEST BANCORP AND SUBSIDIARIES

COVERED LOAN CONCENTRATION

(Unaudited)

	December 31,	September 30,	December 31,
Loan Category	2011	2011	2010
	(In thousands)
Multi-family	$258,470	$267,892	$321,650
Commercial real estate	349,039	386,326	444,244
Single family	124,546	129,692	157,424
Construction and land	49,047	57,601	87,301
Commercial and industrial	21,776	22,869	34,828
Home equity lines of credit	6,161	6,287	5,916
Consumer	582	603	1,378
Total gross covered loans	809,621	871,270	1,052,741
Less: discount	(75,323)	(80,920)	(110,901)
Covered loans, net of discount	734,298	790,350	941,840
Less: allowance for loan losses	(31,275)	(29,291)	(33,264)
Covered loans, net	$703,023	$761,059	$908,576

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION

REAL ESTATE MORTGAGE LOANS

(Unaudited)

	December 31, 2011		September 30, 2011		December 31, 2010
		% of		% of		% of
Loan Category	Balance	Total	Balance	Total	Balance	Total
	(Dollars in thousands)
Commercial real estate mortgage:
Industrial/warehouse	$367,494	18.5%	$362,049	17.8%	$432,263	19.0%
Retail	286,691	14.5%	299,100	14.7%	374,027	16.4%
Office buildings	290,074	14.6%	314,352	15.5%	350,192	15.4%
Owner-occupied	226,307	11.4%	250,772	12.3%	263,603	11.6%
Hotel	144,402	7.3%	145,783	7.2%	156,614	6.9%
Healthcare	131,625	6.6%	114,277	5.6%	102,227	4.5%
Mixed use	53,855	2.7%	56,507	2.8%	57,230	2.5%
Gas station	33,715	1.7%	35,743	1.8%	38,502	1.7%
Self storage	23,148	1.2%	23,260	1.1%	26,432	1.2%
Restaurant	22,549	1.1%	23,585	1.2%	26,463	1.2%
Land acquisition/development	14,015	0.7%	9,514	0.5%	9,649	0.4%
Unimproved land	1,369	0.1%	1,415	0.1%	1,494	0.1%
Other	206,504	10.4%	216,206	10.6%	250,068	11.0%
Total commercial real estate mortgage	1,801,748	90.9%	1,852,563	91.2%	2,088,764	91.8%

Residential real estate mortgage:
Multi-family	93,866	4.7%	91,588	4.5%	81,880	3.6%
Single family owner-occupied	32,209	1.6%	31,439	1.5%	38,025	1.7%
Single family nonowner-occupied	19,341	1.0%	20,059	1.0%	26,618	1.2%
HELOCs	35,300	1.8%	36,244	1.8%	38,823	1.7%
Unimproved land	—	0.0%	—	0.0%	623	0.0%
Total residential real estate mortgage	180,716	9.1%	179,330	8.8%	185,969	8.2%

Total gross non-covered real estate mortgage loans	$1,982,464	100.0%	$2,031,893	100.0%	$2,274,733	100.0%

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION

REAL ESTATE CONSTRUCTION LOANS

(Unaudited)

	December 31, 2011		September 30, 2011		December 31, 2010
		% of		% of		% of
Loan Category	Balance	Total	Balance	Total	Balance	Total
	(Dollars in thousands)
Commercial real estate construction:
Retail	$19,468	17.2%	$18,678	12.3%	$20,378	11.4%
Industrial/warehouse	18,786	16.6%	16,020	10.5%	11,329	6.3%
Office buildings	5,223	4.6%	6,313	4.1%	3,805	2.1%
Owner-occupied	476	0.4%	2,227	1.5%	2,000	1.1%
Healthcare	—	0.0%	—	0.0%	4,305	2.4%
Self storage	13,037	11.5%	19,148	12.6%	13,191	7.3%
Land acquisition/development	3,211	2.8%	35,323	23.2%	16,983	9.5%
Unimproved land	27,434	24.3%	27,857	18.3%	26,032	14.5%
Other	7,755	6.9%	6,539	4.3%	9,062	5.0%
Total commercial real estate construction	95,390	84.4%	132,105	86.7%	107,085	59.7%

Residential real estate construction:
Multi-family	2,993	2.6%	4,475	2.9%	26,474	14.8%
Single family owner-occupied	427	0.4%	90	0.1%	—	0.0%
Single family nonowner-occupied	890	0.8%	1,165	0.8%	1,026	0.6%
Land acquisition/development	2,262	2.0%	3,275	2.1%	1,482	0.8%
Unimproved land	11,097	9.8%	11,301	7.4%	43,412	24.2%
Total residential real estate construction	17,669	15.6%	20,306	13.3%	72,394	40.3%

Total gross non-covered real estate construction loans	$113,059	100.0%	$152,411	100.0%	$179,479	100.0%

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED NONCLASSIFIED AND CLASSIFIED LOANS

(Unaudited)

	December 31, 2011
	Nonclassified	Classified	Total
	(In thousands)
Real estate mortgage:
Hospitality	$123,071	$21,331	$144,402
SBA 504	51,522	6,855	58,377
Other	1,690,830	88,855	1,779,685
Total real estate mortgage	1,865,423	117,041	1,982,464
Real estate construction:
Residential	14,743	2,926	17,669
Commercial	64,667	30,723	95,390
Total real estate construction	79,410	33,649	113,059
Commercial:
Collateralized	395,041	18,979	414,020
Unsecured	75,017	3,920	78,937
Asset-based	149,947	40	149,987
SBA 7(a)	18,045	10,950	28,995
Total commercial	638,050	33,889	671,939
Consumer	22,730	981	23,711
Foreign	20,932	—	20,932
Total non-covered loans	$2,626,545	$185,560	$2,812,105

	September 30, 2011
	Nonclassified	Classified	Total
	(In thousands)
Real estate mortgage:
Hospitality	$124,346	$21,437	$145,783
SBA 504	51,838	7,386	59,224
Other	1,749,840	77,046	1,826,886
Total real estate mortgage	1,926,024	105,869	2,031,893
Real estate construction:
Residential	16,908	3,398	20,306
Commercial	98,819	33,286	132,105
Total real estate construction	115,727	36,684	152,411
Commercial:
Collateralized	396,393	17,133	413,526
Unsecured	65,214	5,967	71,181
Asset-based	157,270	48	157,318
SBA 7(a)	18,716	11,222	29,938
Total commercial	637,593	34,370	671,963
Consumer	19,799	822	20,621
Foreign	20,932	—	20,932
Total non-covered loans	$2,720,075	$177,745	$2,897,820

Note: Nonclassified loans are those with a credit risk rating of either pass or special mention, while classified loans are those with a credit risk rating of either substandard or doubtful.

PACWEST BANCORP AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES ROLLFORWARD

AND NET CHARGE-OFF RATIOS FOR

NON-COVERED LOANS (1)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2011	2011	2010	2011	2010
	(Dollars in thousands)
Allowance for credit losses, beginning of period	$96,535	$102,552	$101,244	$104,328	$124,278
Loans charged-off:
Real estate mortgage	(321)	(4,293)	(22,591)	(10,180)	(117,029)
Real estate construction	(1,048)	—	(1,476)	(6,886)	(63,590)
Commercial	(2,105)	(2,237)	(7,311)	(10,072)	(18,548)
Consumer	(43)	(54)	(1,469)	(1,422)	(3,749)
Foreign	—	—	(193)	—	(306)
Total loans charged off	(3,517)	(6,584)	(33,040)	(28,560)	(203,222)
Recoveries on loans charged-off:
Real estate mortgage	164	225	25	513	1,222
Real estate construction	4	33	—	1,025	708
Commercial	508	235	591	1,668	1,652
Consumer	19	74	193	1,394	565
Foreign	70	—	—	115	133
Total recoveries on loans charged off	765	567	809	4,715	4,280
Net charge-offs	(2,752)	(6,017)	(32,231)	(23,845)	(198,942)
Provision for credit losses	—	—	35,315	13,300	178,992
Allowance for credit losses, end of period	$93,783	$96,535	$104,328	$93,783	$104,328

Charge-offs on loans sold included in “Loans charged-off” section of table above	$—	$—	$20,942	$—	$144,647

Annualized net charge-off ratios:
Net charge-offs to average loans	0.39%	0.83%	3.90%	0.81%	5.94%
Net charge-offs, excluding charge-offs on loans sold, to average loans	0.39%	0.83%	1.37%	0.81%	1.62%

(1) Applies only to non-covered loans.

PACWEST BANCORP AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES, NONPERFORMING

ASSETS AND CREDIT QUALITY RATIOS FOR

NON-COVERED LOANS

(Unaudited)

	December 31,	September 30,	December 31,
	2011	2011	2010
	(Dollars in thousands)
Allowance for loan losses (1)	$85,313	$90,110	$98,653
Reserve for unfunded loan commitments (1)	8,470	6,425	5,675
Total allowance for credit losses	$93,783	$96,535	$104,328

Nonaccrual loans (2)	$58,260	$59,968	$94,183
Other real estate owned (2)	48,412	48,260	25,598
Total nonperforming assets	$106,672	$108,228	$119,781

Performing restructured loans (1)	$116,791	$86,406	$89,272

Allowance for credit losses to loans, net of unearned income	3.34%	3.34%	3.30%
Allowance for credit losses to nonaccrual loans	161.0%	161.0%	110.8%
Nonperforming assets to loans, net of unearned income, and other real estate owned	3.73%	3.68%	3.76%
Nonaccrual loans to loans, net of unearned income	2.07%	2.07%	2.98%

(1) Applies to non-covered loans.

(2) Excludes covered nonperforming assets.

PACWEST BANCORP AND SUBSIDIARIES

DEPOSITS

(Unaudited)

	December 31,	September 30,	December 31,
Deposit Category	2011	2011	2010
	(Dollars in thousands)
Noninterest-bearing demand deposits	$1,685,799	$1,628,253	$1,465,562
Interest checking deposits	500,998	497,987	494,617
Money market deposits	1,265,282	1,234,900	1,321,780
Savings deposits	157,480	158,921	135,876
Total core deposits	3,609,559	3,520,061	3,417,835
Time deposits under $100,000	324,521	345,380	436,838
Time deposits $100,000 and over	643,373	688,955	795,025
Total time deposits	967,894	1,034,335	1,231,863
Total deposits	$4,577,453	$4,554,396	$4,649,698

Noninterest-bearing demand deposits as a percentage of total deposits	37%	36%	32%
Core deposits as a percentage of total deposits	79%	77%	74%

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
Pre-Credit, Pre-Tax Earnings	2011	2011	2010	2011	2010
	(In thousands)
Net earnings (loss)	$13,883	$13,304	$(7,688)	$50,704	$(62,016)
Plus: Total provision for credit losses	4,122	348	34,215	26,570	212,492
Other real estate owned expense, net
Non-covered	1,714	2,293	1,093	7,010	12,310
Covered	226	4,813	699	3,666	2,460
Income tax expense (benefit)	10,553	9,345	(5,841)	36,800	(46,714)
Less: FDIC loss sharing income, net	2,667	963	(4,473)	7,776	22,784
Pre-credit, pre-tax earnings	$27,831	$29,140	$26,951	$116,974	$95,748

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
Credit Cost Adjusted Efficiency Ratio	2011	2011	2010	2011	2010
	(Dollars in thousands)
Noninterest expense	$43,469	$48,587	$49,286	$179,993	$188,803
Less: Non-covered OREO expense	1,714	2,293	1,093	7,010	12,310
Covered OREO expense	226	4,813	699	3,666	2,460
Credit adjusted noninterest expense	$41,529	$41,481	$47,494	$169,317	$174,033

Net interest income	$63,773	$64,441	$68,520	$262,641	$249,327
Noninterest income	8,254	7,143	1,452	31,426	43,238
Net revenues	72,027	71,584	69,972	294,067	292,565
Less: FDIC loss sharing income (expense), net	2,667	963	(4,473)	7,776	22,784
Credit adjusted net revenues	$69,360	$70,621	$74,445	$286,291	$269,781

Base efficiency ratio (1)	60.4%	67.9%	70.4%	61.2%	64.5%
Credit cost adjusted efficiency ratio (2)	59.9%	58.7%	63.8%	59.1%	64.5%

(1)  Noninterest expense divided by net revenues.

(2)  Credit adjusted noninterest expense divided by credit adjusted net revenues.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

	December 31,	September 30,	December 31,
Tangible Common Equity	2011	2011	2010
	(Dollars in thousands)
PacWest Bancorp Consolidated:
Stockholders’ equity	$546,203	$539,468	$478,797
Less: Intangible assets	56,556	58,392	73,144
Tangible common equity	$489,647	$481,076	$405,653

Total assets	$5,528,237	$5,493,891	$5,529,021
Less: Intangible assets	56,556	58,392	73,144
Tangible assets	$5,471,681	$5,435,499	$5,455,877

Equity to assets ratio	9.88%	9.82%	8.66%
Tangible common equity ratio (1)	8.95%	8.85%	7.44%

Pacific Western Bank:
Stockholders’ equity	$625,494	$635,026	$570,118
Less: Intangible assets	56,556	58,392	73,144
Tangible common equity	$568,938	$576,634	$496,974

Total assets	$5,512,025	$5,479,173	$5,513,601
Less: Intangible assets	56,556	58,392	73,144
Tangible assets	$5,455,469	$5,420,781	$5,440,457

Equity to assets ratio	11.35%	11.59%	10.34%
Tangible common equity ratio (1)	10.43%	10.64%	9.13%

(1) Calculated as tangible common equity divided by tangible assets.

PACWEST BANCORP AND SUBSIDIARIES

EARNINGS PER SHARE CALCULATIONS

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2011	2011	2010	2011	2010
	(In thousands, except per share data)
Basic Earnings (Loss) Per Share:
Net earnings (loss)	$13,883	$13,304	$(7,688)	$50,704	$(62,016)
Less: earnings allocated to unvested restricted stock (1)	(470)	(622)	(7)	(2,072)	(31)
Net earnings (loss) allocated to common shares	$13,413	$12,682	$(7,695)	$48,632	$(62,047)

Weighted-average basic shares and unvested restricted stock outstanding	37,260.8	37,257.4	36,686.7	37,141.5	36,438.7
Less: weighted-average unvested restricted stock outstanding	(1,712.8)	(1,768.9)	(1,280.2)	(1,650.7)	(1,330.6)
Weighted-average basic shares outstanding	35,548.0	35,488.5	35,406.5	35,490.8	35,108.1

Basic earnings (loss) per share	$0.38	$0.36	$(0.22)	$1.37	$(1.77)

Diluted Earnings (Loss) Per Share:
Net earnings (loss) allocated to common shares	$13,413	$12,682	$(7,695)	$48,632	$(62,047)

Weighted-average basic shares outstanding	35,548.0	35,488.5	35,406.5	35,490.8	35,108.1
Add: warrants outstanding	—	—	—	—	—
Weighted-average diluted shares outstanding	35,548.0	35,488.5	35,406.5	35,490.8	35,108.1

Diluted earnings (loss) per share	$0.38	$0.36	$(0.22)	$1.37	$(1.77)

(1)       Represents cash dividends paid to holders of unvested restricted stock, net of estimated forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

Contact information:

Matt Wagner, Chief Executive Officer, (310) 728-1020

Vic Santoro, Executive Vice President and CFO, (310) 728-1021